TBS INTERNATIONAL LIMITED & SUBSIDIARIES  EXHIBIT 21.1
Subsidiaries of the Registrant

Jurisdiction of
Incorporation or
Subsidiary	Organization
Technotrade Limited (Gibraltar)	Gibraltar
Westbrook Holdings, Ltd. and its subsidiaries (Marshall Islands)	Marshall Islands
Albemarle Maritime Corp. - Mohawk Princess	Marshall Islands
Arden Maritime Corp. - Tayrona Princess	Marshall Islands
Asia-America Ocean Carriers Ltd. - Huron Maiden	Marshall Islands
Avon Maritime Corp. - Wichita Belle	Marshall Islands
Bedford Maritime Corp. - Apache Maiden	Marshall Islands
Birnam Maritime Corp. - Sioux Maiden	Marshall Islands
Brighton Maritime Corp. - Kickapoo Belle	Marshall Islands
Bristol Maritime Corp. - Tuscarora Belle	Marshall Islands
Chester Shipping Corp. - Tamoyo Maiden	Marshall Islands
Columbus Maritime Corp. - Seneca Maiden	Marshall Islands
Cortland Navigation Corp. - Chippewa Belle (inactive, vessel sold 2003)	Marshall Islands
Darby Navigation Corp. - Nyack Princess	Marshall Islands
Dover Maritime Corp. - Aztec Maiden	Marshall Islands
Frankfort Maritime Corp. - Shawnee Princess	Marshall Islands
Glenwood Maritime Corp. - Miami Maiden	Marshall Islands
Hancock Navigation Corp. - Kiowa Princess	Marshall Islands
Hansen Shipping Corp. - Ainu Princess	Marshall Islands
Hari Maritime Corp. - Navajo Princess	Marshall Islands
Henley Maritime Corp. - Tuckahoe Maiden	Marshall Islands
Hudson Maritime Corp. - Chesapeake Belle	Marshall Islands
Kensington Shipping Corp. - Maya Princess	Marshall Islands
Leaf Shipping Corp. - Management Company	Marshall Islands
Newkirk Navigation Corp. - Dakota Belle	Marshall Islands
Oldcastle Shipping Corp. - Taino Maiden	Marshall Islands
Pacific Rim Shipping Corp. - Philippine Bareboat Charterer	Marshall Islands
Prospect Navigation Corp. - Inca Maiden	Marshall Islands
Rector Shipping Corp. - Siboney Belle	Marshall Islands
Remsen Navigation Corp. - Maori Maiden	Marshall Islands
Sheffield Maritime Corp. - Manhattan Princess	Marshall Islands
Sherman Maritime Corp. - Rockaway Belle	Marshall Islands
Sterling Shipping Corp. - Biloxi Belle	Marshall Islands
Stratford Shipping Corp. - Iroquois Maiden	Marshall Islands
Summit Maritime Corp. - (dissolved Sept 12, 2005)	Marshall Islands
Tremont Maritime Corp. - (dissolved Sept 12, 2005)	Marshall Islands
Vernon Maritime Corp. - Mohegan Princess	Marshall Islands
Whitehall Marine Transport Corp. - Cherokee Princess	Marshall Islands
Windsor Maritime Corp. - Shinnecock Belle	Marshall Islands
RAS Shipping Company Limited (Gibraltar)	Gibraltar
Transworld Cargo Carriers, S.A. (Marshall Islands)	Marshall Islands
TBS Worldwide Services Inc. (Marshall Islands)	Marshall Islands
TBS African Ventures Limited	Marshall Islands
TBS Eurolines, Ltd.	Marshall Islands
TBS Latin America Liner, Ltd.	Marshall Islands
TBS Middle East Carriers, Ltd.	Marshall Islands
TBS North America Liner, Ltd.	Marshall Islands
TBS Ocean Carriers, Ltd.	Marshall Islands
TBS Pacific Liner, Ltd.	Marshall Islands
TBS Logistics Ltd. (Marshall Islands)	Marshall Islands
Roymar Ship Management Inc. (New York)	New York
TBS Shipping Services Inc. (New York)	New York
Compass Chartering Corp. (New York)	New York
Azalea Shipping & Chartering Inc. (New York)	New York